UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 11,  2015

Date of Report (Date of earliest event reported)

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SONIC CORP.

(Exact name of registrant as specified in its charter)

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Delaware	0-18859	73-1371046
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

300 Johnny Bench Drive	73104
Oklahoma City, Oklahoma	(Zip Code)
(Address of Principal Executive Offices)

(405) 225-5000
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(c) On September 11, 2015, Sonic Corp. (the “Company”) appointed Harold Ceron as President of the Company’s restaurant operating subsidiary, Sonic Restaurants, Inc. (“SRI”).  Mr. Ceron, age 40, joined the Company in July 2014 as Senior Vice President of Operations of SRI.  Prior to joining the Company, Mr. Ceron served as the Managing Director, Europe and Latin America, of 7-Eleven from April 2013 until June 2014 and as the Director of Global Business Development for 7-Eleven from August 2012 until June 2014.  He served as the Director of Global Operations, KFC for Yum Brands, Inc. from August 2010 until June 2012.  Prior to August 2010, Mr. Ceron worked for an additional seventeen years with Yum Brands, Inc. in its Pizza Hut operations in various positions of increasing responsibility, lastly as Franchise Business Leader, Caribbean and Latin America, overseeing 485 restaurants.

The Company has entered into an employment agreement with Mr. Ceron on similar terms as entered into with the Company’s other executive officers, as described in the Company’s proxy statement, with a base salary of $296,055.  Mr. Ceron also will participate in the Company’s short-term and long-term incentive compensation programs offered to the Company’s executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT:

SONIC CORP.

Date: September 17, 2015	By: /s/ Claudia S. San Pedro
Claudia S. San Pedro,
Executive Vice President and Chief Financial Officer